Exhibit 3.9



                            CERTIFICATE OF AMENDMENT
                                     TO THE
                              AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                             DRS TECHNOLOGIES, INC.


                    -----------------------------------------
                     Pursuant to Section 242 of the General
                    Corporation Law of the State of Delaware
                    -----------------------------------------

                    DRS Technologies,  Inc., a Delaware corporation (hereinafter called the "Corporation"), does hereby certify as follows:

                    FIRST:  Article  FOURTH  of the  Corporation's  Amended  and
               Restated Certificate of Incorporation is hereby amended to read in its entirety as set forth below:

                    (a) The aggregate number of shares of capital stock which the corporation is authorized to issue is 32,000,000 consisting of 30,000,000 shares of Common Stock each having a par value of $0.01 per share and 2,000,000 shares of Preferred Stock each having a par value of $10.00 per share.

                    (b) No holder of shares of stock of the corporation of any class now or hereafter authorized shall be entitled as of right to purchase or subscribe for any part of any unissued shares of stock of the corporation of any class now or hereafter authorized or any additional shares of stock to be issued by reason of any increase of the authorized capital stock of the corporation of any class, or any bonds, certificates of indebtedness, debentures or other securities convertible into stock of the corporation of any class now or hereafter authorized, but any such unissued stock or such additional authorized issue of new stock, or such securities convertible into stock, may be


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                    issued and disposed of, pursuant to resolutions of the Board of  Directors,  to  such  persons,  firms,  corporations  or
                    associations,   and  upon  such  terms,  as  may  be  deemed
                    advisable by the Board of Directors in the exercise of its discretion.

                    (c) The  Board  of  Directors  hereby  is  vested  with  the authority to provide for the issuance of the Preferred Stock, at any time and from time to time, in one or more series, each of such series to have such powers, designations, preferences and relative, participating or optional or other special rights and such qualifications, limitations or restrictions thereon as expressly provided in the resolution or resolutions duly adopted by the Board of Directors providing for the issuance of shares of such series. The authority which hereby is vested in the Board of Directors shall include, but not be limited to, the authority to provide for the following matters relating to each series of the Preferred Stock:

                         (1) the number of shares to constitute such series and the designations thereof;

                         (2) the voting power, if any, of holders of shares of such series and, if voting power is limited, the circumstances under which such holders may be entitled to vote; provided, however, that the Board of Directors shall not create any series of Preferred Stock with more than one vote per share;

                         (3) the rate of dividends, if any, and the extent of further participation in dividend distributions, if any, and whether dividends shall be cumulative or non-cumulative;

                         (4)  whether or not such  series  shall

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

                         be redeemable, and, if so, the terms and conditions upon which shares of such series shall be redeemable;

                         (5) the extent, if any, to which such series shall have the benefit of any sinking fund provision for the redemption or purchase of shares;

                         (6) the rights, if any, of such series, in the event of
                         the  dissolution  of  the  corporation,   or  upon  any
                         distribution of the assets of the corporation; and

                         (7) whether or not the shares of such series shall be convertible, and, if so, the terms and conditions upon which shares of such series shall be convertible.


                         SECOND:  The  foregoing  amendment  was duly adopted in
                    accordance with Section 242 of the General Corporation Law of the State of Delaware.

                         IN WITNESS WHEREOF,  DRS Technologies,  Inc. has caused
                    this Certificate to be duly executed in its corporate name this 8th day of August, 2001.


                                        DRS Technologies, Inc.


                                        By: /s/ Nina L. Dunn
                                            -------------------------------
                                             Nina Laserson Dunn
                                             Executive Vice President,
                                             General Counsel and Secretary


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